UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2008

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2008, upon the recommendation of the Compensation Committee and upon consideration of data provided by peer review results, the Board of Directors of Salix approved revision of the severance benefits provided in the Employment Agreements with each of its corporate officers to include payment of such severance benefits in the event of a change of control and, if the officer’s employment with Salix is terminated by the company other than “for cause,” or if the officer terminates employment with Salix for “good reason,” in each case within 12 months after a change in control. The Board also approved the form of First Amendment to Employment Agreement attached hereto as Exhibit 10.62, to be entered into with each of its corporate officers to effect the change of control severance benefits as set forth as follows:

Title	Salary	Bonus
Chief Executive Officer	Base salary as of the date of termination for a period of 30 months	An amount equal to two times the annual bonus target as of the date of termination

Senior Vice President	Base salary as of the date of termination for a period of 24 months	An amount equal to one and one-half times the annual bonus target as of the date of termination

Vice President	Base salary as of the date of termination for a period of 18 months	An amount equal to the annual bonus target as of the date of termination

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.62	Form of First Amendment to Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: June 18, 2008
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer